Exhibit 99.1

For more information, contact: Joe A. Ewing, Vice President, Investor Relations 712/277-7305 jewing@terraindustries.com
Terra Capital, Inc. Announces Amendment of Tender Offer
and Consent Solicitation for Any and All of its
7.00% Senior Notes Due 2017
SIOUX CITY, IOWA (October 13, 2009)—Terra Capital, Inc. (“Terra Capital”), a wholly owned subsidiary of Terra Industries Inc. (“Terra”) (NYSE: TRA), today announced that it has amended its previously announced cash tender offer and consent solicitation (the “Tender Offer”) for any and all of its outstanding $330,000,000 7.00% Senior Notes due 2017 (CUSIP No. 88089PAF0) (the “2017 Notes”).
The Tender Offer has been amended to (1) increase the Tender Offer Consideration to $1,153.75 per $1,000 principal amount of the 2017 Notes and (2) eliminate the Consent Payment. As a result, all holders whose 2017 Notes are validly tendered and accepted for purchase by Terra Capital pursuant to the amended Tender Offer will receive the amended Tender Offer Consideration.
Terra Capital has also extended the time and date at which the Tender Offer will expire from 12:00 midnight, New York City time, on Thursday, October 22, 2009 to 12:00 midnight, New York City time, on Monday, October 26, 2009 (the “Expiration Date”).
Tendered 2017 Notes may be withdrawn and the related consents may be revoked (and will be revoked upon the withdrawal of the tendered 2017 Notes) at any time on or prior to the earlier of (1) the Expiration Date and (2) the time at which consents in respect of at least a majority of the outstanding aggregate principal amount of the 2017 Notes (not including any 2017 Notes that are owned by Terra Capital or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with Terra) have been received, but may not be withdrawn and revoked thereafter. Terra Capital expects that the supplemental indenture containing the proposed amendments will be executed and delivered to the trustee promptly following the receipt of the requisite consents to the proposed amendments. The supplemental indenture will become effective immediately upon its execution and delivery, but the proposed amendments will not become operative until the tendered 2017 Notes are accepted for payment following the Expiration Date.
Holders that have previously validly tendered and not withdrawn their 2017 Notes do not need to re-tender their 2017 Notes or take any other action in response to this amendment of the Tender Offer in order to be eligible to receive the amended Tender Offer Consideration. Except as described in this press release, the terms and conditions of the tender offer as set forth in the Offer to Purchase and Consent Solicitation Statement dated September 24, 2009 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”) remain the same.

Terra Industries Inc. ◆ 600 Fourth Street ◆ P.O. Box 6000 ◆ Sioux City, Iowa 51102-6000
www.terraindustries.com ◆ 712/277-1340 ◆ NYSE Ticker: TRA

NEWS from Terra Industries Inc.	October 13, 2009
Terra Capital also announced that it had obtained the requisite consent of lenders under its existing credit facility to permit it, among other things, to consummate the Tender Offer. Obtaining such consent was a condition to completion of the Tender Offer. The Tender Offer remains subject to all other terms and conditions set forth in the Offer to Purchase.
Terra Capital has retained Credit Suisse Securities (USA) LLC to serve as dealer manager for the Tender Offer. U.S. Bank National Association will serve as the depositary and MacKenzie Partners, Inc. will serve as the information agent for the Tender Offer. None of Terra Capital, Terra, their respective board of directors, the dealer manager or the information agent is making any recommendation to holders as to whether to tender or refrain from tendering the 2017 Notes.
Requests for the Offer to Purchase and the Letter of Transmittal may be directed to MacKenzie Partners, Inc. by telephone at (212) 929-5500 (collect) or (800) 322-2885 (toll free). Questions regarding the Tender Offer may be directed to Credit Suisse Securities (USA) LLC at (212) 538-1862 (collect) or (800) 820-1653 (toll free).
This press release does not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to the 2017 Notes nor is this announcement an offer or solicitation of an offer to sell new securities. The Tender Offer is made solely by means of the Offer to Purchase and the related Letter of Transmittal, except to the extent that the terms of the Tender Offer described therein are amended by this press release. These materials contain important information that should be read carefully before any decision is made with respect to the Tender Offer.
About Terra
Terra Industries Inc., with 2008 revenues of $2.9 billion, is a leading North American producer and marketer of nitrogen products.
Important Information and Where to Find It
On October 13, 2009, Terra filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2009 Annual Meeting, and is mailing the definitive proxy statement to its shareholders. Investors and security holders are urged to read the definitive proxy statement relating to the 2009 Annual Meeting and any other relevant documents filed with the SEC (when available), because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents that Terra files with the SEC (when available) at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. In addition, the definitive proxy statement and other documents filed by Terra with the SEC (when available) may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.

Terra Industries Inc. ◆ 600 Fourth Street ◆ P.O. Box 6000 ◆ Sioux City, Iowa 51102-6000
www.terraindustries.com ◆ 712/277-1340 ◆ NYSE Ticker: TRA

NEWS from Terra Industries Inc.	October 13, 2009
Certain Information Concerning Participants
Terra, its directors, executive officers and certain employees specified in Annex A to Terra’s definitive proxy statement for the 2009 Annual Meeting, which was filed with the SEC on October 13, 2009, are participants in the solicitation of Terra’s security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Terra’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and amended on April 28, 2009, and its definitive proxy statement for the 2009 Annual Meeting. To the extent holdings of Terra securities have changed since the amounts printed in the definitive proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. In particular, statements about our plans or intentions regarding the completion of the tender offer and consent solicitation for the 2017 Notes are forward-looking statements and may not necessarily occur. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:
•	changes in financial and capital markets,

•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

•	changes in product mix,

•	changes in the seasonality of demand patterns,

•	changes in weather conditions,

•	changes in environmental and other government regulation,

•	changes in agricultural regulations and

•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2008 Annual Report/10-K, in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Notes to the consolidated financial statements.
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Terra Industries Inc. ◆ 600 Fourth Street ◆ P.O. Box 6000 ◆ Sioux City, Iowa 51102-6000
www.terraindustries.com ◆ 712/277-1340 ◆ NYSE Ticker: TRA

NEWS from Terra Industries Inc.	October 13, 2009

Note:	Terra Industries’ news announcements are also available on its Web site, www.terraindustries.com.
Additional Contacts:
Matthew Sherman/Jamie Moser
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
msherman@joelefrank.com/jmoser@joelefrank.com
Larry Dennedy/Laurie Connell
MacKenzie Partners, Inc.
(800) 322-2885
terraproxy@mackenziepartners.com

Terra Industries Inc. ◆ 600 Fourth Street ◆ P.O. Box 6000 ◆ Sioux City, Iowa 51102-6000
www.terraindustries.com ◆ 712/277-1340 ◆ NYSE Ticker: TRA